UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

05/07/2026

Date of Report (date of earliest event reported)

APi Group Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-39275	98-1510303
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1100 Old Highway 8 NW

New Brighton, MN 55112

(Address of principal executive offices and zip code)

(651) 636-4320

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	APG	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On May 7, 2026, APi Group Corporation (the “Company”), the parent company of APi Group DE, Inc. (“APi Group DE”), announced the launch of a $500 million senior unsecured notes (the “Notes”) offering by APi Group DE. The Company also announced that APi Group DE intends to amend its existing credit agreement (the “Amendment”) to, among other things, extend the maturity of the Company’s Term Loan B facility to 2033, upsize the Company’s revolving credit facility to $1.0 billion, and improve other key terms and covenants. A copy of the press release is filed herewith as Exhibit 99.1 and is hereby incorporated by reference.

On May 7, 2026, the Company announced the pricing of the Notes. A copy of the press release is filed herewith as Exhibit 99.2 and is incorporated by reference.

Item 9.01 - Financial Statements and Exhibits

(d): The following exhibits are being furnished herewith:

Exhibit No.	Description

99.1	Press Release Issued by APi Group Corporation on May 7, 2026.

99.2	Press Release Issued by APi Group Corporation on May 7, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

API GROUP CORPORATION

Date: May 8, 2026	By:	/s/ Louis B. Lambert
	Name:	Louis B. Lambert
	Title:	Senior Vice President, General Counsel and Secretary